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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.    20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               February 17, 1998
              (Date of Report (Date of Earliest Event Reported) )


                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


  California                   0-28568              95-2920557
(State or other            (Commission File       (I.R.S. Employer
jurisdiction of            Number)              Identification Number)
incorporation)


                            700 East Bonita Avenue
                           Pomona, California  91767
             (Address of principal executive offices)  (Zip Code)

                                (909) 624-8041
             (Registrant's telephone number, including area code)


Item 5.    OTHER EVENTS.

     On February 17, 1998, Keystone Automotive Industries, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Merger Agreement") with KAI Merger, Inc., a wholly-owned subsidiary of Registrant ("KAI") and Republic Automotive Parts, Inc. ("Republic") present to which KAI will be merged with and into Republic on the terms and subject to the conditions set forth in the Merger Agreement. The Merger Agreement is attached to this Current Report as Exhibit 2.1. There can be no assurance that the transactions provided for in the Merger Agreement will be consummated.


Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS.

     None.

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     (b) PRO-FORMA FINANCIAL INFORMATION.

         None.

     (c) EXHIBITS

         2.1 Agreement and Plan of Merger dated as of February 17, 1998, by and among Keystone Automotive Industries, Inc., KAI Merger, Inc. and Republic Automotive Parts, Inc. All schedules to the Agreement and Plan of Merger have been omitted per Item 601(b)(2) of Regulation S-K and the Registrant agrees to furnish the Commission, supplementally, with a copy of any omitted schedule upon request.


                                   SIGNATURES

         Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 18, 1998

                                  KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                                     /s/ JAMES C. LOCKWOOD
                                  By ____________________________
                                         James C. Lockwood
                                         Vice President